VANGUARD FLORIDA TAX-FREE FUND
CIK  0000888451
NOTICE TO SHAREHOLDERS

At a special meeting of shareholders on December 3, 2002, fund shareholders approved the following proposals:

o ELECT TRUSTEES FOR THE FUND. The individuals listed in the table below were elected as trustees for the fund. All trustees except Mr. Gupta served as trustees to the fund prior to the shareholder meeting.

       -------------------------------- ----------------- --------------- -----------------
       TRUSTEE                          FOR               WITHHELD        PERCENTAGE FOR
       -------------------------------- ----------------- --------------- -----------------
       -------------------------------- ----------------- --------------- -----------------
       John J. Brennan                  736,327,961.15    16,698,342.99   97.8%
       -------------------------------- ----------------- --------------- -----------------
       -------------------------------- ----------------- --------------- -----------------
       Charles D. Ellis                 736,631,940.95    16,394,363.19   97.8
       -------------------------------- ----------------- --------------- -----------------
       -------------------------------- ----------------- --------------- -----------------
       Rajiv L. Gupta                   735,050,533.39    17,975,770.75   97.6
       -------------------------------- ----------------- --------------- -----------------
       -------------------------------- ----------------- --------------- -----------------
       JoAnn Heffernan Heisen           735,717,730.95    17,308,573.19   97.7
       -------------------------------- ----------------- --------------- -----------------
       -------------------------------- ----------------- --------------- -----------------
       Burton G. Malkiel                735,659,804.53    17,366,499.61   97.7
       -------------------------------- ----------------- --------------- -----------------
       -------------------------------- ----------------- --------------- -----------------
       Alfred M. Rankin, Jr.            736,498,488.21    16,527,815.93   97.8
       -------------------------------- ----------------- --------------- -----------------
       -------------------------------- ----------------- --------------- -----------------
       J. Lawrence Wilson               736,081,347.00    16,944,957.14   97.8
       -------------------------------- ----------------- --------------- -----------------

o CHANGE THE FUND'S POLICY ON INVESTING IN OTHER MUTUAL FUNDS. This change enables the fund to invest its cash reserves in specially created money market and short-term bond funds. This new cash management program, which is similar to those of other large mutual fund complexes, should help the fund to achieve greater diversification and to earn modestly higher returns on its cash reserves. The fund will need Securities and Exchange Commission approval before implementing this new cash management program.

       -------------- -------------  ------------- -------------- --------------
                                                   BROKER         PERCENTAGE
       FOR            AGAINST        ABSTAIN       NON-VOTES      FOR
       -------------- -------------  ------------- -------------- --------------
       -------------- -------------  ------------- -------------- --------------
       612,541,694.53 59,712,379.34  27,848,050.07 52,924,180.20  81.3%
       -------------- -------------  ------------- -------------- --------------

o CHANGE THE FUND'S POLICY ON BORROWING MONEY. This change enables the fund to manage cash flows more efficiently and minimize administrative expenses.

       -------------- -------------  ------------- -------------- --------------
                                                   BROKER         PERCENTAGE
       FOR            AGAINST        ABSTAIN       NON-VOTES      FOR
       -------------- -------------  ------------- -------------- --------------
       -------------- -------------  ------------- -------------- --------------
       609,108,252.27 55,612,945.84  35,380,925.83 52,924,180.20  80.9%
       -------------- -------------  ------------- -------------- --------------